Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

CHESAPEAKE LODGING TRUST SETS DATE OF

SPECIAL MEETING OF SHAREHOLDERS

ARLINGTON, VA, July 9, 2019 – Chesapeake Lodging Trust (NYSE: CHSP) (the “Trust”) announced today that its board of trustees has determined that the special meeting of shareholders (the “Special Meeting”) to, among other things, consider and vote upon a proposal to approve the merger of the Trust with and into a subsidiary of Park Hotels & Resorts Inc. (“Park”), will be held on Tuesday, September 10, 2019 at 9:00 a.m. Eastern Time at the offices of Polsinelli PC, located at 1401 Eye Street, NW, Suite 800, Washington, DC 20005. Shareholders of record on July 25, 2019 will be notified of the Special Meeting and will be eligible to vote. Further information about the Special Meeting and the items then to be considered by the Trust’s shareholders can be found in Park’s registration statement on Form S-4 that includes a preliminary proxy statement of the Trust and a preliminary prospectus of Park filed with the U.S. Securities and Exchange Commission (“SEC”) on June 14, 2019.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 20 hotels with an aggregate of 6,288 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

This communication relates to the proposed transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of May 5, 2019, by and among Park, the Trust and the other entities party thereto. In connection with the proposed transaction, Park has filed with the SEC a registration statement on Form S-4 (which registration statement has not yet been declared effective) that includes a preliminary proxy statement of the Trust and a preliminary prospectus of Park. Park and the Trust also plan to file other relevant documents with the SEC regarding the proposed transaction. A definitive proxy statement/prospectus will be sent to the Trust’s shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the definitive proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Park and the Trust with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Park with the SEC will be available free of charge on Park’s website at http://www.pkhotelsandresorts.com or by contacting Park’s Investor Relations at (571) 302-5591. Copies of the documents filed by the Trust with the SEC will be available free of charge on the Trust’s website at http://www.chesapeakelodgingtrust.com or by contacting the Trust at (571) 349-9452.

The Trust and its trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about trustees and executive officers of the Trust is available in its definitive proxy statement filed with the SEC on April 30, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in Park’s registration statement on Form S-4 and will be contained in the definitive proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors may obtain free copies of these documents from Park or the Trust using the sources indicated above.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.